SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2010

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 8, 2010, the Company received written notification from The NASDAQ Stock Market Listing Qualifications Department that the Company has regained compliance with NASDAQ Listing Rule 5450(a)(1), and the matter is now closed. Because the closing bid price of the Company’s common stock was above $1.00 per share for the 10 consecutive business days from September 24 through October 7, 2010, the Company has regained compliance with the NASDAQ Listing Rule.

As previously reported, on June 14, 2010, the Company received a notice from The NASDAQ Stock Market Listing Qualifications Department that the Company no longer met the requirement that listed securities maintain a minimum bid price of $1.00 per share as set forth in NASDAQ Listing Rule 5450(a)(1). The Company received the notification because, for 30 consecutive business days, the Company’s common stock had not attained a minimum closing bid price per share of at least $1.00. The notification stated that under NASDAQ Listing Rules, the Company could regain compliance if during the 180 calendar days following the date of the notification, the closing bid price of the Company’s common stock was at least $1.00 for a minimum of 10 consecutive business days.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: October 8, 2010	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer